Exhibit 99.2

Fourth Quarter 2016 Results February 7, 2017 Investor Presentation

2016 vs. 2015 P&L Summary Fourth Quarter 1 (a) Additional information regarding our operating expenses can be found on page 24. (b) EBITA is a non - GAAP financial performance measure . Please see page 26 for the definition of this measure and page 22 for the reconciliation of non - GAAP financial measures, which reconciles the EBITA figures presented above to net income for the periods presented above . 2016 2015 Revenue 4,241.8$ 4,153.3$ Operating Expenses (a) 3,639.9 3,577.8 Operating Profit 601.9 575.5 Margin % 14.2% 13.9% Addback: Amortization of Intangibles 29.5 28.5 EBITA (b) 631.4$ 604.0$ Margin % 14.9% 14.5% Fourth Quarter February 7, 2017

2016 vs. 2015 P&L Summary (continued) Fourth Quarter 2 2016 2015 Operating Profit 601.9$ 575.5$ Net Interest Expense 40.2 36.8 Income Taxes 182.7 176.7 Tax Rate % 32.5% 32.8% Income from Equity Method Investments 1.4 2.2 Noncontrolling Interests 30.1 32.6 Net Income - Omnicom Group 350.3$ 331.6$ Fourth Quarter February 7, 2017

2016 vs. 2015 P&L Summary (continued) Fourth Quarter 3 2016 2015 Net Income - Omnicom Group 350.3$ 331.6$ Net Income allocated to participating securities (1.6) (3.3) Net Income available for common shares 348.7$ 328.3$ Diluted Shares (millions) 237.8 243.8 EPS - Diluted 1.47$ 1.35$ Dividend Declared per Share 0.55$ 0.50$ Fourth Quarter February 7, 2017

2016 vs. 2015 P&L Summary Full Year 4 2016 2015 Revenue 15,416.9$ 15,134.4$ Operating Expenses (a) 13,408.0 13,214.3 Operating Profit 2,008.9 1,920.1 Margin % 13.0% 12.7% Addback: Amortization of Intangibles 115.2 109.3 EBITA (b) 2,124.1$ 2,029.4$ Margin % 13.8% 13.4% Full Year February 7, 2017 (a) Additional information regarding our operating expenses can be found on page 24. (b) EBITA is a non - GAAP financial performance measure . Please see page 26 for the definition of this measure and page 22 for the reconciliation of non - GAAP financial measures, which reconciles the EBITA figures presented above to net income for the periods presented above .

2016 vs. 2015 P&L Summary (continued) Full Year 5 2016 2015 Operating Profit 2,008.9$ 1,920.1$ Net Interest Expense 167.1 141.5 Income Taxes 600.5 583.6 Tax Rate % 32.6% 32.8% Income from Equity Method Investments 5.4 8.4 Noncontrolling Interests 98.1 109.5 Net Income - Omnicom Group 1,148.6$ 1,093.9$ Full Year February 7, 2017

2016 vs. 2015 P&L Summary (continued) Full Year 6 2016 2015 Net Income - Omnicom Group 1,148.6$ 1,093.9$ Net Income allocated to participating securities (6.5) (12.4) Net Income available for common shares 1,142.1$ 1,081.5$ Diluted Shares (millions) 239.2 245.2 EPS - Diluted 4.78$ 4.41$ Dividend Declared per Share 2.15$ 2.00$ Full Year February 7, 2017

2016 Total Revenue Change 7 February 7, 2017 $ % ∆ % ∆ Prior Period Revenue $ 4,153.3 $ 15,134.4 Foreign Exchange (FX) Impact (a) (74.7) -1.8% (283.8) -1.9% Acquisition/Disposition Revenue (b) 13.9 0.3% 38.2 0.3% Organic Revenue (c) 149.3 3.6% 528.1 3.5% Current Period Revenue $ 4,241.8 2.1% $ 15,416.9 1.9% Fourth Quarter Full Year $ (a) The FX Impact is calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The FX impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition/Disposition revenue is calculated by aggregating the prior period revenue of the acquired businesses, less the prior period revenue of any business that was disposed of in the current period . (c) Organic revenue is calculated by subtracting both the Acquisition/Disposition revenue and the FX impact from total revenue growth.

2016 Revenue by Region February 7, 2017 8 Fourth Quarter North America 58.2% UK 8.5% Euro Markets & Other Europe 17.0 % Asia Pacific 10.9% Latin America 3.2% Africa MidEast 2.2% Full Year North America 59.5% UK 9.1% Euro Markets & Other Europe 16.2 % Asia Pacific 10.6% Latin America 2.8% Africa MidEast 1.8%

2016 Revenue by Region 9 Fourth Quarter Full Year February 7, 2017 $ Mix % Growth % Organic Growth (a) North America 2,467.1$ 0.3% 0.6% UK 359.1 -11.0% 8.5% Euro & Other Europe 723.1 4.5% 6.2% Asia Pacific 462.7 6.7% 9.5% Latin America 137.0 47.3% -6.2% Africa Mid East 92.8 28.4% 29.0% Total 4,241.8$ 2.1% 3.6% $ Mix % Growth % Organic Growth (a) North America 9,174.0$ 1.6% 2.4% UK 1,407.7 -6.8% 4.9% Euro & Other Europe 2,496.5 2.6% 4.0% Asia Pacific 1,636.2 4.1% 6.9% Latin America 423.6 28.4% -0.8% Africa Mid East 278.9 7.0% 11.7% Total 15,416.9$ 1.9% 3.5% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition revenue, as defined on page 7.

2016 Revenue by Discipline February 7, 2017 10 Fourth Quarter Specialty 6.9% PR 8.5% CRM 29.1% Advertising 55.5% Specialty 7.2% PR 8.9% CRM 30.7% Advertising 53.2% $ Mix % Growth % Organic Growth (a) Advertising $ 2,352.6 5.0% 4.6% CRM 1,235.3 -5.2% 0.4% PR 358.9 8.7% 7.7% Specialty 295.0 5.5% 5.7% Total $ 4,241.8 2.1% 3.6% $ Mix % Growth % Organic Growth (a) Advertising $ 8,194.5 4.7% 5.9% CRM 4,738.3 -3.6% -0.3% PR 1,374.8 3.4% 2.8% Specialty 1,109.3 3.9% 4.6% Total $ 15,416.9 1.9% 3.5% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition revenue, as defined on page 7. Full Year

Revenue by Industry February 7, 2017 11 Auto 8% Consumer Products 10% Financial Services 7% Food & Beverage 13% Other 23% Pharma & Health 12% Retail 6% Tech 9% Telcom 5% T&E 7% Full Year – 2016 Full Year – 2015 Auto 8% Consumer Products 10% Financial Services 7% Food & Beverage 13% Other 24% Pharma & Health 11% Retail 6% Tech 10% Telcom 5% T&E 6%

Cash Flow Performance 12 February 7, 2017 2016 2015 Net Income 1,246.7$ 1,203.4$ Depreciation and Amortization Expense 292.9 291.1 Share-Based Compensation Expense 93.4 99.4 Other Items to Reconcile to Net Cash Provided by Operating Activities, net (24.8) 20.8 Free Cash Flow (a) 1,608.2$ 1,614.7$ Full Year Additional information regarding our cash flows can be found in our condensed cash flow statement on page 21. (a) The Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 26 for the definition of this measure and page 23 for the reconciliation of the non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by Operating Activities for the periods presented above.

Cash Flow Performance 13 February 7, 2017 2016 2015 Free Cash Flow (a) 1,608.2$ 1,614.7$ Primary Uses of Cash: Dividends 505.4 496.7 Dividends paid to Noncontrolling Interest Shareholders 87.2 129.4 Capital Expenditures 165.5 202.7 Acquisition of Businesses and Affiliates, Acquisition of Additional Noncontrolling Interests, Contingent Purchase Price Payments and (Purchases of)/Proceeds from Sales of Investments, net 499.3 149.6 Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans 554.2 680.2 Primary Uses of Cash (a) 1,811.6 1,658.6 Net Free Cash Flow (a) (203.4)$ (43.9)$ Full Year Additional information regarding our cash flows can be found in our condensed cash flow statement on page 21. (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 26 for the definition of these measures and page 23 for the reconciliation of non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above.

Current Credit Picture 14 February 7, 2017 (a) EBITDA is a non - GAAP performance measure. See page 26 for the definition of this measure and page 22 for the reconciliation of non - GAAP financial measures. (b) Net Debt is a non - GAAP liquidity measure. See page 26 for the definition of this measure, which is reconciled in the table above . (c) See pages 18 and 19 for additional information on our Senior Notes. 2016 2015 EBITDA (a) $ 2,301.8 $ 2,211.2 Gross Interest Expense 209.7 181.1 EBITDA / Gross Interest Expense 11.0 x 12.2 x Total Debt / EBITDA 2.2 x 2.1 x Net Debt (b) / EBITDA 0.8 x 0.9 x Debt Bank Loans (Due Less Than 1 Year) $ 29 $ 6 CP & Borrowings Issued Under Revolver - - Senior Notes (c) 4,900 4,500 Other Debt 20 65 Total Debt $ 4,949 $ 4,571 Cash and Short Term Investments 3,023 2,620 Net Debt (b) $ 1,926 $ 1,951 Full Year

Historical Returns 15 February 7, 2017 Return on Invested Capital (ROIC) (a) : Twelve Months Ended December 31, 2016 24.3% Twelve Months Ended December 31, 2015 21.5% Return on Equity (b) : 15 Twelve Months Ended December 31, 2016 49.8% Twelve Months Ended December 31, 2015 41.3% (a) Return on Invested Capital is After Tax Reported Operating Profit (a non - GAAP performance measure – see page 26 for the definiti on of this measure and page 23 for the reconciliation of non - GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long - term liabilities and short - term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period.

Net Cash Returned to Shareholders through Dividends and Share Repurchases 16 February 7, 2017 0.6 0.8 1.1 1.4 1.8 2.3 2.8 3.3 1.5 2.7 3.4 4.4 4.9 5.9 6.6 7.2 $1.0 $2.0 $2.8 $3.6 $4.5 $5.5 $6.5 $7.6 $8.7 $9.9 101% 98% 76% 98% 99% 105% 102% 107% 107% 106% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Cumulative Cost of Net Shares Repurchased - Payments for repurchases of common stock less proceeds from stock plans. Cumulative Dividends Paid Cumulative Net Income - Omnicom Group Inc. % of Cumulative Net Income Returned to Shareholders - Cumulative Dividends Paid plus Cumulative Cost of Net Shares Repurchased divided by Cumulative Net Income. From 2007 through December 31, 2016, Omnicom distributed 106% of Net Income to shareholders through Dividends and Share Repurchases . $ In Billions

Supplemental Financial Information February 7, 2017 17

Omnicom Debt Structure Bank Loans $29 2026 Senior Notes $1,400 2024 Senior Notes $ 750 2022 Senior Notes $ 1,250 2020 Senior Notes $1,000 2019 Senior Notes $ 500 18 February 7, 2017 The above chart sets forth Omnicom’s debt outstanding at December 31, 2016. The amounts reflected above for the 2019, 2020, 2022, 2024 and 2026 Senior Notes represent the principal amount of these notes at maturity on July 15, 2019, August 15, 2020, May 1, 2022, November 1, 2024 and April 15, 2026, respectively.

Omnicom Debt Maturity Profile 19 February 7, 2017 Other borrowings at December 31, 2016 include short - term borrowings of $29 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through July 31, 2021, the date of expiration of our five - year credit facility. $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Other Borrowings 2019 Senior Notes 2020 Senior Notes 2022 Senior Notes 2024 Senior Notes 2026 Senior Notes

2016 Acquisition Related Expenditures 20 February 7, 2017 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in e xis ting affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equ ity – Noncontrolling Interest. (c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired. Full Year Acquisition of Businesses and Affiliates (a) 308.8$ Acquisition of Additional Noncontrolling Interests (b) 72.7 Contingent Purchase Price Payments (c) 110.5 Total Acquisition Expenditures (d) 492.0$

Condensed Cash Flow 21 February 7, 2017 2016 2015 Net Income 1,246.7$ 1,203.4$ Share-Based Compensation Expense 93.4 99.4 Depreciation and Amortization 292.9 291.1 Other Items to Reconcile to Net Cash Provided by Operating Activities, net (24.8) 20.8 Changes in Operating Capital 323.0 557.6 Net Cash Provided by Operating Activities 1,931.2 2,172.3 Capital Expenditures (165.5) (202.7) Acquisition of Businesses and Affiliates and (Purchases of)/Proceeds from Sales of Investments, net (316.1) (60.8) Net Cash Used in Investing Activities (481.6) (263.5) Dividends (505.4) (496.7) Dividends paid to Noncontrolling Interest Shareholders (87.2) (129.4) Proceeds from/(Repayments of) Short-term & Long-term Debt, net 388.4 (1.1) Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans (554.2) (680.2) Acquisition of Additional Noncontrolling Interests (72.7) (33.5) Contingent Purchase Price Payments (110.5) (55.3) Other Financing Activities, net (35.5) (32.9) Net Cash Used in Financing Activities (977.1) (1,429.1) Effect of exchange rate changes on cash and cash equivalents (75.5) (262.6) Net Increase in Cash and Cash Equivalents 397.0$ 217.1$ Full Year

Reconciliation of Non-GAAP Financial Measures

	3 Months Ended December 31		Full Year	
	2016	**2015**	**2016**	**2015**
Revenue	$ 4,241.8	$ 4,153.3	$ 15,416.9	$ 15,134.4
Operating Expenses, excluding Depreciation and Amortization	3,567.3	3,505.4	13,115.1	12,923.2
EBITDA	674.5	647.9	2,301.8	2,211.2
Depreciation	43.1	43.9	177.7	181.8
EBITA	631.4	604.0	2,124.1	2,029.4
Amortization of Intangibles	29.5	28.5	115.2	109.3
Operating Profit	601.9	575.5	2,008.9	1,920.1
Net Interest Expense	40.2	36.8	167.1	141.5
Income Before Tax	561.7	538.7	1,841.8	1,778.6
Taxes	182.7	176.7	600.5	583.6
Income from Equity Method Investments	1.4	2.2	5.4	8.4
Net Income	380.4	364.2	1,246.7	1,203.4
Less: Net Income Attributed to Noncontrolling Interests	30.1	32.6	98.1	109.5
Net Income - Omnicom Group	$ 350.3	$ 331.6	$ 1,148.6	$ 1,093.9

The above reconciles EBITDA and EBITA to the GAAP financial measures for the periods presented.

EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios, as presented on page 14 of this presentation.

OmnicomGroup February 7, 2017 22

Reconciliation of Non - GAAP Financial Measures February 7, 2017 23 2016 2015 Free Cash Flow 1,608.2$ 1,614.7$ Items excluded from Free Cash Flow: Changes in Operating Capital 323.0 557.6 Net Cash Provided by Operating Actvities 1,931.2$ 2,172.3$ Full Year 2016 2015 Reported Operating Profit 2,008.9$ 1,920.1$ Effective Tax Rate for the applicable period 32.6% 32.8% Income Taxes on Reported Operating Profit 654.9 629.8 After Tax Reported Operating Profit 1,354.0$ 1,290.3$ Full Year 2016 2015 Net Free Cash Flow (203.4)$ (43.9)$ Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital 323.0 557.6 Proceeds from/(Repayments of) Short-term & Long-term Debt, net 388.4 (1.1) Other Financing Activities, net (35.5) (32.9) Effect of exchange rate changes on cash and cash equivalents (75.5) (262.6) Net Increase in Cash and Cash Equivalents 397.0$ 217.1$ Full Year

Supplemental Information 24 February 7, 2017 2016 % of Rev 2015 % of Rev 2016 % of Rev 2015 % of Rev Revenue 4,241.8$ 4,153.3$ 15,416.9$ 15,134.4$ Operating expenses: Salary and service costs 3,148.7 74.2% 3,089.0 74.4% 11,453.2 74.3% 11,248.7 74.3% Occupancy and other Costs 297.8 7.0% 300.7 7.2% 1,218.0 7.9% 1,242.7 8.2% Cost of services 3,446.5 81.3% 3,389.7 81.6% 12,671.2 82.2% 12,491.4 82.5% Selling, general and administrative expenses 120.8 2.8% 115.7 2.8% 443.9 2.9% 431.8 2.9% Depreciation and amortization 72.6 1.7% 72.4 1.7% 292.9 1.9% 291.1 1.9% Total operating expenses 3,639.9 85.8% 3,577.8 86.1% 13,408.0 87.0% 13,214.3 87.3% Operating Profit 601.9$ 575.5$ 2,008.9$ 1,920.1$ Net Interest Expense: Interest expense 52.2$ 47.2$ 209.7$ 181.1$ Interest income 12.0 10.4 42.6 39.6 Net Interest Expense 40.2$ 36.8$ 167.1$ 141.5$ Fourth Quarter Full Year

Fourth Quarter Acquisition February 7, 2017 25 BBDO Worldwide has acquired a controlling interest in Grupo Sancho, which operated as an affiliate of the BBDO network in Colombia since 2000 . Grupo Sancho’s agencies provide award - winning brand advertising and media services, as well as specialized offerings in CRM, digital, point of purchase and shopper marketing, and events. The group’s network of agencies include Sancho BBDO, a leading creative agency in Colombia; OMD, PHD, and MediaWise , providers of media services; Proximity, a full - service agency with CRM and digital offerings; Sistole and Señor López . Grupo Sancho and its agencies are based in Bogotá, Colombia.

Disclosure

The preceding materials have been prepared for use in the February 7, 2017 conference call on Omnicom's results of operations for the period ended December 31, 2016. The call will be archived on the Internet at http://investor.omnicomgroup.com/investor-relations/news-events-and-filings/.

Forward-Looking Statements

Certain statements in this presentation constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company's management as well as assumptions made by, and information currently available to, the Company's management. Forward-looking statements may be accompanied by words such as "aim," "anticipate," "believe," "plan," "could," "should," "would," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "will," "possible," "potential," "predict," "project" or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company's control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company's international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company's business, including those described in the "Risk Factors" in Omnicom's Annual Report on Form 10-K for the year ended December 31, 2015. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

We present financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP") and adjustments to the GAAP presentation ("Non-GAAP"), which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 22 and 23.

The Non-GAAP measures used in this presentation include the following:

Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations.

Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash.

Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow.

EBITDA, defined as operating profit before interest, taxes, depreciation and amortization. We believe EBITDA is meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating profit before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions), because we believe it is a useful measure for investors to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management.

After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations.

Other Information

All dollar amounts are in millions except for per share amounts and figures shown on pages 3 and 6 and the net cash returned to shareholders figures on page 16. The information contained in this document has not been audited, although some data has been derived from Omnicom's historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup February 7, 2017 26